ARTICLES SUPPLEMENTARY TO
                          ARTICLES OF INCORPORATION OF
                          INVESCO SPECIALTY FUNDS, INC.


      INVESCO Specialty Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies that:

      FIRST: The aggregate number of shares of stock of all series which the Company shall have authority to issue both before and after creation of a new series of Common Stock, is five hundred million (500,000,000) shares of Common Stock. Prior to creation of the new series of Common Stock, the Company's Common Stock was divided into four (4) series consisting of 100 million (100,000,000) shares of Common Stock designated as the INVESCO Worldwide Capital Goods Fund; 100 million (100,000,000) shares of Common Stock designated as the INVESCO Worldwide Communications Fund; 100 million (100,000,000) shares of Common Stock designated as the INVESCO European Small Company Fund; and 100 million (100,000,000) shares of Common Stock designated as the INVESCO Latin American Growth Fund. The Company is now creating a new series of Common Stock, consisting of 100 million (100,000,000) shares to be designated as the INVESCO Asian Growth Fund. Both before and after creation of the new series of Common Stock, shares of Common Stock, regardless of series or class, have a par value of 1 cent ($.01) per share, with the aggregate par value of the Company's five hundred million authorized shares of Common Stock being 5 million dollars ($5,000,000).

      SECOND:     The Company is registered  as an open-end  company under the
      Investment Company Act of 1940.

      THIRD: The total number of shares of capital stock that the Company has authority to issue has not been increased or decreased by the board of directors, but it has authorized in accordance with ss.2-105(c) of the General Corporation Law of the State of Maryland the issuance of 100 million (100,000,000) shares of the new INVESCO Asian Growth Fund Common Stock.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles Supplementary, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Specialty Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 20th day of June, 1995.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                          INVESCO SPECIALTY FUNDS, INC.


[SEAL]                                    By:/s/ Dan J. Hesser
                                             --------------------------
                                             DAN J. HESSER, President

WITNESSED:

/s/ Glen A. Payne
----------------------------------
GLEN A. PAYNE, Secretary

                                  CERTIFICATION

      I, Ruth A. Christensen, a notary public in and for the County of Denver, City of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 20th day of June, 1995.


                                          /s/ Ruth A. Christensen
                                          -------------------------------
[SEAL]                                    Notary Public
                                          7800 E. Union Avenue
                                          Denver, Colorado  80237

My commission expires March 16, 1998.